Exhibit 3.53

ARTICLES OF INCORPORATION

OF

HUMBOLDT AVENUE PROPERTIES, INC.

We, the undersigned, for the purpose of forming a corporation under the Minnesota Business Corporation Act, do hereby associate ourselves as a body corporate and do hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be HUMBOLDT AVENUE PROPERTIES, INC.

ARTICLE II

This corporation has been formed for general business purposes.

ARTICLE III

The corporation shall have all of the powers granted or available under the laws of the State of Minnesota and laws amendatory thereof and supplementary thereto, including but not limited to the following:

1.                                       The power to acquire, own, pledge, dispose of and deal in shares of capital stock, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations (including this corporation), associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government or by any state, territory, province, municipality or other political subdivision or by any governmental agency, domestic or foreign, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

2.                                       The power to aid in any manner any corporation, association, firm or individual, any of whose securities, evidences of indebtedness, obligations or stock are held by the corporation directly or indirectly, or in which, or in the welfare of which, the corporation shall have any interest, and to guarantee securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations.

3.                                       The power to carry out all or any part of the purposes of this corporation as principal or agent, or in conjunction, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do.

ARTICLE IV

The duration of this corporation shall be perpetual.

ARTICLE V

The location and post office address of this corporation’s registered office in this state shall be 6921 York Avenue South, Edina, Minnesota 55435.

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ARTICLE VI

The minimum amount of stated capital with which this corporation will begin business shall be not less than One Thousand Dollars ($1,000.00).

ARTICLE VII

The total authorized capital stock of this corporation shall consist of 2,500 shares of common stock having a par value of $10.00 per share.  All shares of stock of this corporation may be issued as full or fractional shares.  Each outstanding fractional share shall have the rights which are provided in these Articles of Incorporation, the By-Laws of this corporation and the laws of the State of Minnesota to which a full share of such stock is entitled, but in the proportion which such fractional share bears to a full share of such stock.

All shares of common stock shall be equal in every respect. At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one vote for each share (and a fractional vote for and equal to each fractional share) of stock standing in his name and entitled to vote at such meetings.  Shareholders shall have no rights of cumulative voting. Shareholders shall not be entitled as a matter of right, preemptive or otherwise, to subscribe or apply for or purchase or receive any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation.

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ARTICLE VIII

The names and post office addresses of the incorporators of this corporation are as follows:

Richard A. Hackett	300 Roanoke Building
Minneapolis, MN 55402

Nancy G. Barber Walden	300 Roanoke Building
Minneapolis, MN 55402

Jane T. Willette	300 Roanoke Building
Minneapolis, MN 55402

ARTICLE IX

The management of this corporation shall be vested in a Board of Directors.  The Board of Directors of this corporation shall consist of five (5) directors or such other greater or lesser number of directors as may be permitted by law and as shall be provided in the By-Laws of this corporation or as determined by the shareholders at each annual meeting or any special meeting of the shareholders called for that purpose.  The names and post office addresses of the first Board of Directors of this corporation are as follows:

Robert E. Miller	6921 York Avenue South
Edina, MN 55433

Vergene M. Miller	6921 York Avenue South
Edina, MN 55433

Thomas E. Miller	6921 York Avenue South
Edina, MN 55433

Craig R. Miller	6921 York Avenue South
Edina, MN 55433

Douglas V. Miller	6921 York Avenue South
Edina, MN 55433

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Each such director shall serve until the first annual meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office.

ARTICLE X

The authority to make and alter the By-Laws of this corporation is hereby vested in the Board of Directors of this corporation to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to repeal or alter such By-Laws.

Authority is hereby conferred upon and vested in the Board of Directors of this corporation to accept or reject subscriptions for shares of its capital stock, whether such subscriptions be made before or after its incorporation.  The Board of Directors shall have the authority to issue shares of stock and securities of the corporation to the full amount authorized by these Articles of Incorporation, and shall have the authority to grant and issue rights to convert securities of the corporation into shares of stock of the corporation, options to purchase shares or securities convertible into shares, warrants, and other such rights or options, and to fix the terms, provisions and conditions of such rights, options and warrants, including the option price or prices at which shares may be purchased or subscribed for and the conversion basis or bases of such rights, options and warrants.

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ARTICLE XI

The shareholders of this corporation may, by a majority vote of all shares issued, outstanding and entitled to vote:

1.                                       Authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its good will, upon such terms and conditions and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property, as the Board of Directors deems expedient and in the best interests of the corporation;

2.                                       Amend the Articles of Incorporation of this corporation for any reason or lawful purpose; and in the event that any such amendment adversely affects the rights of holders of shares of different classes, the affirmative vote of a majority of each such class shall be sufficient to adopt the amendment; and

3.                                       Adopt and approve an agreement of merger or consolidation presented to them by the Board of Directors.

IN TESTIMONY WHEREOF, we have hereunto set our hands this 24th day of August, 1981.

/s/ Richard A. Hackett
Richard A. Hackett

/s/ Nancy G. Barber Walden
Nancy G. Barber Walden

/s/ Jane T. Willette
Jane T. Willette

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STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

On this 24th day of August, 1981, before me a Notary Public within and for said County, personally appeared RICHARD A. HACKETT, NANCY G. BARBER WALDEN, and JANE T. WILLETTE, to me known to be the persons named in and who executed the foregoing Articles of Incorporation, and who acknowledged that they executed the same as their free act and deed.

/s/ Cheryl F. Devaal
Notary Public, Hennepin County, Minn.
My Commission Expires:

[SEAL]	CHERYL F. DEVAAL
NOTARY PUBLIC – MINNESOTA
HENNEPIN COUNTY
My Commission Expires Mar. 18, 1982

[SEAL]

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

HUMBOLDT AVENUE PROPERTIES, INC.

We, the undersigned, Robert E. Miller, as President and Craig R. Miller, as Secretary of Humboldt Avenue Properties, Inc., a corporation organized and existing under the laws of the State of Minnesota, do hereby certify that by written resolution of the shareholders dated [ILLEGIBLE], it was unanimously resolved by such shareholders that the Articles of Incorporation of the corporation be amended in accordance with the following resolution:

RESOLVED, That the name of the corporation as stated in the Articles of Incorporation of this corporation be, and the same hereby is, changed, and the name of this corporation shall be DULUTH PROPERTIES, INC.

FURTHER RESOLVED, That the President and Secretary of this corporation be, and they hereby are, authorized and directed to make, execute and acknowledge a Certificate of Amendment embracing the foregoing resolution and to cause such Certificate of Amendment to be filed and recorded in the manner required by law.

IN WITNESS WHEREOF, We have hereunto subscribed our names as officers of the corporation pursuant to the foregoing resolution this [ILLEGIBLE] day of [ILLEGIBLE], 1982.

/s/ Robert E. Miller
Robert E. Miller

/s/ Craig R. Miller
Craig R. Miller

STATE OF MINNESOTA	)
	)	ss.	ACKNOWLEDGEMENT
COUNTY OF HENNEPIN	)

On this [ILLEGIBLE] day of June, 1982, before me, a Notary Public within and for said County, personally appeared Robert E. Miller and Craig R. Miller, to me known to be the persons who executed the foregoing Certificate of Amendment of Articles of Incorporation, who, being be me each duly sworn, did say, the said Robert E. Miller, that he is the President, and the said Craig R. Miller, that he is the Secretary of Humboldt Avenue Properties, Inc., the corporation named in the foregoing Certificate of Amendment; and declared that they executed said Certificate of Amendment as the President and Secretary of said corporation by authority of the shareholders of the corporation, and acknowledged that they executed the foregoing Certificate of Amendment as their free act and deed as the free act and deed of said corporation.

/s/ Melvin R. Mooty
Notary Public

	[SEAL]	MELVIN R. MOOTY
NOTARY PUBLIC - MINNESOTA
HENNEPIN COUNTY
My Commission Expires Nov. 19, 1986

[SEAL]

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

DULUTH PROPERTIES, INC.

The undersigned, Robert E. Miller, President and Craig R. Miller, Secretary of Duluth Properties, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by unanimous written action of the shareholders of the corporation on July 24, 1985:

RESOLVED, That Article I of the Articles of Incorporation of this corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM-GRANT, INC.

/s/ Robert E. Miller
Robert E. Miller, President
[SEAL]	LISA ELLIS
NOTARY PUBLIC - MINNESOTA
	HENNEPIN COUNTY	/s/ Craig R. Miller
	My commission expires 10/14/90	Craig R. Miller, Secretary

Subscribed and sworn to before me
	this 24 day of July, 1985.	[SEAL]

/s/ Lisa Ellis

		State of Minnesota	See instructions at bottom
		Office of the Secretary of State	of page for completing
this form.
[SEAL]
CERTIFICATE OF RIGHT OR CONSENT TO
THE USE OF AN ASSUMED NAME OR CORPORATE NAME

Desired Corporate or Assumed Name
REM–Grand, Inc.

My use of the above assumed name or corporate name has been denied by the Secretary of State because of the existence of the following name which has been deemed to be the same or deceptively similar.

Conflicting Name
REM–Grant, Inc.

I certify that I have the right to the use of that assumed name or corporate name because I have: (“☒” one)

☒	Received the attached signed consent of all corporations, partnerships and single proprietorships operating under the same or deceptively similar name.

Received the attached certified copy of a final decree of a court of this state establishing my prior right to the use of this name.

Fulfilled the requirements of Minnesota Statutes 302A. 115, Subd. 1 (d) (1)

NOTE: In order to use this procedure, “☒” the large box and all four smaller boxes.)

The corporation partnership or single proprietorship has not filed any documents with the Office of the Secretary of State in the previous three year period;

My written notice sent to them by certified mail has been returned as undeliverable;

After diligent inquiry, I have been unable to find any telephone listing in the county of the registered office; and

I have no knowledge that they are currently engaged in business in this state.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation or other person or unincorporated association requesting the use of the above mentioned name.

Signed:			/s/ Thomas E. Miller
Position:			Vice President

STATE OF MINNESOTA
ss
County of	Hennepin

The foregoing instrument was acknowledged before me this 15 day January, 1986.

Notarial	[SEAL]	[SEAL]	/s/ Kelly Anderson
Seal		[ILLEGIBLE]	OVER

INSTRUCTIONS	FOR USE BY SECRETARY OF STATE

1. Complete one form for each conflicting name.

2. Type or print with dark black ink.

3. Filing Fee: $15.00

4. Make check for the filing fee payable to the Secretary of State.

5. Mail or bring completed form to:
Secretary of State
Corporation Division
180 State Office Building
St. Paul, MN 55155
(612) 296-2803

CONSENT TO THE USE OF AN ASSUMED NAME OR CORPORATE NAME

(Assumed Name or Corporate Name)			REM Grant, Inc.				, a

☒ corporation,	☐	partnership,	☐	limited partnership,	☐		sole proprietorship,

☐	natural person residing in			county	☐ other

herby consents to the use of the name			REM-Grand, Inc.
(Insert desired name)

by							REM-Blaisdell, Inc., now REM-Grand, Inc. by change of corporate name

located at: (street address)	6921 York Avenue South				,	(county)	Hennepin ,

(city, state, zip)	Edina, Minnesota 55435					,	☒ unconditionally

☐ with the following conditions:

I swear that the foregoing is true and accurate and that I have the authority to consent to the use of this name on
behalf of	REM-Grant, Inc.						.

					Signed:	/s/ Thomas E. Miller
					Position:	Vice President

STATE OF MINNESOTA
ss
County of	Hennepin

The foregoing instrument was acknowledged before me this 15 day of January, 1986.

(Notarial Seal)	[SEAL]			[SEAL]	/s/ Kelly Anderson
(Notary Public)
NOTE: Conditions must be privately enforced.

[SEAL]

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION OF

REM-GRANT, INC.

The undersigned, Robert E. Miller, President and Craig R. Miller, Secretary of REM-Grant, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by unanimous written action of the shareholders of the corporation on August 13, 1987.

RESOLVED, That the Articles of Incorporation of this corporation be amended by the addition thereto of the following Article XII:

ARTICLE XII

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) liability for any transaction from which the director derived an improper personal benefit, or (v) liability for any act or omission occurring prior to the date when this Article becomes effective. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act.  Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

/s/ Robert E. Miller
Robert E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to before me this 13 day of August, 1987
[SEAL]
/s/ Lisa Ellis

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION OF

REM-GRANT, INC.

The undersigned, Thomas E. Miller, President and Craig R. Miller, Secretary of REM-Grant, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by written action of the sole shareholder of the corporation on December 4, 1987.

RESOLVED, That Article I of the Articles of Incorporation of this corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM-Stearns, Inc.

/s/ Thomas E. Miller
Thomas E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to before me this 4 day of December, 1987.

/s/ Tina M. Chapman	STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
[SEAL]	DEC 21 1987

/s/ Joan Anderson Growe
Secretary of State

ARTICLES OF MERGER

OF

REM-FERNWOOD, INC.

AND

REM-ST. CLOUD, INC.

WITH AND INTO

REM-STEARNS, INC.

(to be known as REM CENTRAL LAKES, INC., after the merger)

Pursuant to the provisions of the Minnesota Business Corporation Act, the following Articles of Merger are executed on the date hereinafter set forth:

First: REM-Stearns, Inc., REM-Fernwood, Inc., and REM-St. Cloud, Inc., are each business corporations organized and existing under the laws of the State of Minnesota and are subject to the provisions of the Minnesota Business Corporation Law.

Second: REM-Stearns, Inc., has issued and outstanding one hundred (100) shares of common stock. REM-Fernwood, Inc., has issued and outstanding one hundred (100) shares of common stock. REM-St. Cloud, Inc., has issued and outstanding one hundred (100) shares of common stock

Third: Annexed hereto as Exhibit A is a copy of the Agreement and Plan of Merger adopted by the boards of directors and shareholders of REM-Stearns, Inc., REM-Fernwood, Inc., and REM-St. Cloud, Inc., in compliance with Minnesota Statutes Section 302A.613.

Fourth: The effective date of the Merger provided for in the Agreement and Plan of Merger shall be January 1, 2000, at 12:01 a.m.

Executed at Minneapolis, Minnesota, on December 22, 1999.

REM-STEARNS, INC.

By	/s/ Thomas E. Miller
Thomas E. Miller Its President

REM-FERNWOOD, INC.

By	/s/ Thomas E. Miller
Thomas E. Miller Its President

REM-ST. CLOUD, INC.

By	/s/ Thomas E. Miller
Thomas E. Miller Its President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

FOR THE MERGER

OF

REM-FERNWOOD, INC.

AND

REM-ST. CLOUD, INC.

WITH AND INTO

REM-STEARNS, INC.

AGREEMENT AND PLAN OF MERGER, (the “Plan”), dated December 16, 1999, for the merger of REM-Fernwood, Inc., a Minnesota corporation (“REM-Fernwood”), and REM-St. Cloud, Inc., a Minnesota corporation (“REM-St. Cloud”) (hereinafter collectively referred to as the “Merged Corporations”), with and into REM-Stearns, Inc., a Minnesota corporation (which by reason of the merger will become REM Central Lakes, Inc., a Minnesota corporation) (the “Surviving Corporation”). (The Merged and Surviving Corporations may be collectively referred to as “Constituent Corporations”).

RECITALS

WHEREAS, the Constituent Corporations are corporations duly organized and existing under the laws of the State of Minnesota; and

WHEREAS, The Constituent Corporations desire to merge, subject to the conditions set forth herein.

NOW, THEREFORE, subject to the conditions set forth herein, the Constituent Corporations shall be merged into a single corporation, REM-Stearns, Inc., a Minnesota corporation and one of the Constituent Corporations, which shall continue its corporate existence and be the corporation surviving the merger. The terms and conditions of this merger (the “Merger”) and the manner of carrying the same into effect, are as follows:

ARTICLE I

Effective Date of the Merger

The Effective Date of the Merger shall be January 1, 2000, at 12:01 a.m. Upon the Effective Date of the Merger, the separate existences of the Merged Corporations shall cease and the Merged Corporations shall be merged into the Surviving Corporation.

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ARTICLE II

Articles of Incorporation;
Authorized Shares

As a consequence of the Merger, the Articles of Incorporation of the Surviving Corporation, shall be amended and restated in their entirety to read as annexed hereto as Schedule A, which shall be the Articles of Incorporation of the Surviving Corporation subsequent to the Merger until otherwise amended or repealed.

ARTICLE III

Bylaws; Registered Office

As a consequence of the Merger, the Bylaws of the Surviving Corporation, as amended to date, shall be the Bylaws of the Surviving Corporation after the Merger. The registered office of the Surviving Corporation as of the Effective Date of the Merger shall be the registered office of the Surviving Corporation after the Merger, to-wit: 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE IV

Directors and Officers

The directors and officers of the Surviving Corporation in office immediately prior to the Effective Date shall remain the directors and officers of the Surviving Corporation at and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified. The directors and officers of the Merged Corporation holding office on the Effective Date shall be deemed to have resigned effective as of the Effective Date.

ARTICLE V

Conversion of Shares in the Merger

The manner of carrying the Merger into effect, and the manner and basis of converting shares of the Constituent Corporations into shares of the Surviving Corporation shall be as set forth in Schedule B annexed hereto.

ARTICLE VI

Effect of the Merger

At the Effective Date of the Merger, the Surviving Corporation shall succeed to, without other transfer, act or deed of any person, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises, both of a public and private nature, of the Constituent

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Corporations, and all property, real, personal, and mixed, including patents, trademarks, tradenames, and all debts due to either of the Constituent Corporations on whatever account, for stock subscriptions as well as for all other things in action or all other rights belonging to either of said corporations; and all said property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as effectively as they were of the respective Constituent Corporations, and the title of any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens prior to the Effective Date of the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and shall be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted in the first instance by the Surviving Corporation.

ARTICLE VII

Accounting Matters

The assets and liabilities of the Constituent Corporations as of the Effective Date of the Merger shall be taken up on the books of the Surviving Corporation at the amounts at which they were carried at that time on the books of the respective Constituent Corporations. The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any lawful purposes for which surplus may be used. Accounting procedures and depreciation schedules and procedures of any Constituent Corporation may be converted to those procedures and schedules selected by the Surviving Corporation.

ARTICLE VIII

Filing of Plan of Merger

After the Plan of Merger has been adopted and approved by the Boards of Directors and shareholders of the Constituent Corporations in accordance with Section 302A.613 of the Minnesota Business Corporation Act, Articles of Merger shall be executed and delivered to the Secretary of State of the State of Minnesota for filing as provided by the Minnesota Business Corporation Act. The Constituent Corporations shall also cause to be performed all necessary acts within the State of Minnesota and elsewhere to effectuate the Merger.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

REM-STEARNS, INC. a Minnesota corporation (the Surviving Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller Its President

By	/s/ Craig R. Miller
Craig R. Miller Its Secretary

REM-FERNWOOD, INC. a Minnesota corporation (a Merged Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller Its President

By	/s/ Craig R. Miller
Craig R. Miller Its Secretary

REM-ST. CLOUD, INC. a Minnesota corporation (a Merged Corporation)

By	/s/ Thomas E. Miller
Thomas E. Miller Its President

By	/s/ Craig R. Miller
Craig R. Miller Its Secretary

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SCHEDULE A

5

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

REM CENTRAL LAKES, INC.

(formerly known as REM-STEARNS, INC.)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

REM CENTRAL LAKES, INC.

ARTICLE I

Name

The name of this corporation shall be REM Central Lakes, Inc.

ARTICLE II

Registered Office

The location and post office address of this corporation’s registered office in this state shall be 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE III

Authorized Capital

The total authorized number of shares of this corporation is Two Hundred Thousand (200,000) shares, all of which shall be shares of common stock of the par value of one cent ($0.01) per share. All shares of stock shall be equal in every respect. At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one vote for each share (and a fractional vote for and equal to each fractional share) of stock standing in his or her name and entitled to vote at such meetings. Each outstanding fractional share shall have the rights provided in these Articles of Incorporation, the Bylaws of this corporation, and the laws of the State of Minnesota to which a full share of such stock is entitled, but in proportion which such fractional share bears to a full share of such stock.

ARTICLE IV

Cumulative Voting Prohibition

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Preemptive Rights Prohibition

Shareholders shall have no rights, preemptive or otherwise, under Minnesota Statutes Section 302A.413 (or similar provisions of future law) to acquire or purchase any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation, before the corporation may offer them to other persons.

ARTICLE VI

Limitation of Director Liability

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Minnesota Statutes Section 302A.559 or on the sale of unregistered securities or securities fraud under Minnesota Statutes Section 80A.23; or (iv) liability for any transaction from which the director derived an improper personal benefit. If Minnesota Statutes Chapter 302A hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Minnesota Statutes Chapter 302A, as amended. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VII

Director Action by Written Consent

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need to be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors are present.

SCHEDULE B

Conversion of Shares in the Merger

1.                                       Stock of Surviving Corporation. At the Effective Date of the Merger, subject to Section 3 below, all shares of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 30.2014 shares of the common stock of the Surviving Corporation, par value $.01 per share.

2.                                       Stock of Merged Corporation. At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Fernwood issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 38.4883 shares of the common stock of the Surviving Corporation, par value $.01 per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-St. Cloud issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 30.5405 shares of the common stock of the Surviving Corporation, par value $.01 per share.

3.                                       Fractional Shares. Notwithstanding the provisions of Sections 1 and 2 above, the aggregate number of shares of the common stock of the Surviving Corporation issuable to a shareholder by reason of Sections 1 and 2 shall be reduced to the nearest whole number of shares, with no fractional shares being issued. The fractional shares shall be abated in proportion to the aggregate number of shares otherwise issuable to each shareholder prior to such rounding. In lieu of fractional shares that cannot be abated proportionally as described above, the Surviving Corporation shall pay cash to such shareholder at a rate of $162.72 per share.

STATE OF MINNESOTA
FILED

DEC 22 1999

/s/ Mary Kiffmeyer
Secretary of State

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